EXHIBIT 99.1

Dear Fellow Stockholders,

I have recently returned from the annual meeting of the American Society of Clinical Oncology (ASCO) in Chicago, where OXiGENE reported promising data from both our FACT trial of ZYBRESTAT in anaplastic thyroid cancer (ATC) and our FALCON trial of ZYBRESTAT in non-small cell lung cancer (NSCLC).  While the detailed contents of these presentations can be found on our website (www.oxigene.com) and in the press releases we issued during the meeting, I’d like to take this opportunity to share my thoughts and feedback about OXiGENE’s experience at ASCO and our current business plans.

The FALCON poster was presented on Saturday afternoon, June 4th, during the lung cancer session by Dr. Eddie Garon of UCLA, a well-known and respected cancer researcher. Dr. Garon generously made himself available to answer questions from what turned into a constant flow of visitors during the three-hour session. His deep expertise and commitment to patients were evident in his conversations, whether they were with physicians or members of the financial community.  Many physicians appeared to be particularly intrigued by the data suggesting that the addition of ZYBRESTAT may benefit patients with a poorer performance status who are not well served by the currently approved therapies for NSCLC.  The data suggesting activity in this target population are preliminary at this stage, but several attendees expressed the view that more study is warranted and that if successful, the VDA approach could be a welcome new paradigm.

Non-small cell lung cancer remains a challenging indication for OXiGENE to tackle. While we are encouraged by our data, in an earlier session at ASCO, Dr. Jean-Charles Soria from the Gustave Roussy Cancer institute in Paris raised the sobering point that over 27,000 patients have been randomized into Phase 3 trials of new targeted treatments for NSCLC between the years 2000 and 2011, but, to date, there has not been a significant improvement in survival for patients with this disease.  While this statistic reminds us of the challenges facing the medical community and the drug development industry, it also clearly indicates that a new approach to treatment is required, and that the drug candidates presented at ASCO today, such as ZYBRESTAT, may be the breakthrough therapies of tomorrow.

The FACT study results were presented Monday afternoon, June 6th, in a well attended oral presentation session on head and neck cancer.  Dr. Julie Sosa, our lead investigator for the FACT study and Yale University associate professor, gave an outstanding summary of the data. We were deeply grateful for her professional, passionate presentation.  The discussant was renowned thyroid cancer expert Dr. Marcia Brose from the University of Pennsylvania, who reiterated that FACT is by far the largest study ever conducted in patients with ATC, and implored the thyroid cancer community to support a follow-on study.  Enthusiasm for the FACT study was a constant theme from fellow physicians at the meeting, and a representative from a major medical institution has invited investigators to present FACT data in “Grand Rounds,” which are internal educational lecture series in teaching hospitals.   We look forward to continuing to share these important data, both in academic settings and at the Best of ASCO® meetings throughout the summer.

Another piece of important news that emerged during this year’s ASCO meeting was the announcement that the addition of Avastin (bevacizumab) to a chemotherapy regimen reduces the risk of progression in patients with platinum-sensitive ovarian cancer.  This was of particular interest to us because OXiGENE recently announced that investigators have initiated a Phase 2 study of ZYBRESTAT in combination with bevacizumab for platinum-sensitive ovarian cancer patients. We were very encouraged to see the additional data from other studies supporting use of bevacizumab in these patients.

Finally, the OXiGENE team spent a great deal of time at ASCO meeting with potential partners for our clinical programs.  The meetings were very productive, and ranged from talks with specialists interested in orphan drug marketing, to regional firms looking to enter the oncology space, to global pharmaceutical companies interested in finding a new later-phase addition to their oncology franchise.  With data from two randomized controlled studies and worldwide rights available for license, we believe that ZYBRESTAT is now an asset uniquely suited for collaboration. We intend to take advantage of the interest shown in our VDA assets and continue to advance these ongoing discussions.

Overall, I believe our ASCO experience in 2011 was a great success.  The data we presented and the discussions we participated in reinforced our belief that our VDA assets are backed by a substantial and growing body of data that clearly suggests their safety and activity, and that there is significant interest from potential partners.  One of our tasks now is to finalize clear development plans that provide the greatest likelihood of success, not only clinically, but commercially for our later-stage assets.

Our other task is to meet our financing challenges. Realistically, our ability to press forward with later-stage development plans requires a level of resources that the company does not have today.  Because we are so encouraged by current potential partner interest, and so committed to aggressively pursuing discussions based on the important data we have just presented, we intend to explore all available options for obtaining additional funds to continue to advance our clinical programs. This includes finding ways to access the capital markets as well as other sources of funding.

After a major positive experience, such as ASCO, it is appropriate to reflect on how far the company and VDA technology have come.  We believe that the medical and pharmaceutical communities have become increasingly comfortable with the tolerability and combinability of vascular disrupting agents in general, and ZYBRESTAT in particular, and are eager to understand the potential applications and significance of this therapeutic approach.  Despite significant advances in oncology, the number of underserved cancer patients without therapeutic options is still staggeringly high. These patients are the reason that OXiGENE is committed to advancing ZYBRESTAT and OXi4503 as potential breakthroughs in cancer therapy.

While ASCO was a major mid-year highlight, we also look forward to presenting our FACT data throughout the summer and autumn through the Best of ASCO® program, to presenting overall survival data from our FALCON study later this fall, and to providing updates on our study of OXi4503 in patients with acute myelogenous leukemia as the data become available.

As always, I am grateful for the support of our employees, patients, investigators and shareholders and I look forward to keeping everyone informed of our progress in partnering and in funding additional clinical trials.

Sincerely,
Peter J. Langecker, M.D., Ph.D.
Chief Executive Officer

Safe Harbor Statement
This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements in this communication, which include OXiGENE's  drug development and business development progress and potential, outcomes and reporting on clinical studies, the availability of potential development or other business collaborations, additional sources of financing or adequacy of financial reserves may turn out to be wrong. Forward-looking statements can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties, including, but not limited to, timing and outcome of data from the Phase 2 clinical trial of ZYBRESTAT in NSCLC and clinical trials of OXi4503 in patients with acute myelogenous leukemia, fluctuations in cash utilization and availability of additional financial resources, and the timing of, or the ability to execute, a potential strategic collaboration on any product or indication or any other strategic or financing transaction. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in OXiGENE's reports to the Securities and Exchange Commission, including OXiGENE's reports on Form 10-K, 10-Q and 8-K. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.